                                                                    Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS




As independent auditors, we hereby consent to the incorporation by reference of our reports on the consolidated financial statements of Alcatel and on the combined financial statements of the Optronics division of Alcatel, dated January 31, 2001 included in Alcatel's Annual Report on Form 20-F for the fiscal year ended December 31, 2000 into the Form F-4 Registration Statement for Alcatel relating to the Astral Point Communications, Inc. contemplated acquisition.


/s/ Christian Chiarasini
--------------------------
Barbier Frinault & Autres
Christian Chiarasini




Paris, France
February 14, 2002